LIST OF SUBSIDIARIES
                          RENT-A-WRECK OF AMERICA, INC.


                                                                 State or Other
Subsidiary Name and                                              Jurisdiction of
Name Under Which Business is Done                                 Organization
---------------------------------                                 ------------
1. RENT A WRECK ONE WAY, INC.                                       Maryland
2. BUNDY AMERICAN CORPORATION                                       Maryland
3. RENT A WRECK LEASING, INC.                                       Maryland
4. PRICELESS RENT-A-CAR, INC.                                       Maryland
5. CONSOLIDATED AMERICAN RENTAL INSURANCE COMPANY, LTD              Bermuda